UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

August 22, 2008

HYDROGEN CORPORATION
(Exact name of registrant as specified in charter)

Nevada
(State or other Jurisdiction of Incorporation or Organization)

(Commission File Number)		(IRS Employer Identification No.)
0-32065	10 East 40th Street, Suite 3405 New York, New York 10016 (Address of Principal Executive Offices and zip code)	86-0965692

(212) 672-0380
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 22, 2008 (the “Closing Date”), HydroGen Corporation (the “Company”), HydroGen, L.L.C., the Company’s wholly-owned subsidiary (“HydroGen, L.L.C.”), Samsung C&T Corporation (“Samsung”) and Federated Kaufmann Fund, a portfolio of Federated Equity Funds (“Federated Kaufmann” and, together with Samsung, the “Lenders”), and Federated Kaufmann, as Agent for the Lenders, entered into a Loan and Security Agreement (the “Loan and Security Agreement”). In connection with the Loan and Security Agreement and on the Closing Date, the Company issued to each Lender a warrant to purchase up to 400,000 shares of common stock of the Company (the “Closing Warrants”). Also, in connection with the Loan and Security Agreement and on the Closing Date, the Company and Federated Kaufmann, as Agent for the Lenders, entered into a General Continuing Guaranty (the ‘Guaranty”) pursuant to which the Company has guarantied all of the obligations of HydroGen, L.L.C. under the Loan and Security Agreement and a Membership Interest Pledge Agreement (the “Pledge Agreement”) pursuant to which the Company has pledged one hundred percent (100%) of its membership interest in HydroGen, L.L.C. Set forth below is a brief description of the material terms of each of the Loan and Security Agreement, Guaranty, Pledge Agreement and Closing Warrant. The descriptions below of these agreements are qualified in their entirety by reference to the full text of the Loan and Security Agreement, Guaranty, Pledge Agreement, and Closing Warrant, copies of which are attached hereto as Exhibits 10.1, 10.2, 10.3, and 10.4, respectively, and are incorporated by reference herein.

Loan and Security Agreement

Pursuant to the Loan and Security Agreement, each Lender has agreed to loan to HydroGen, L.L.C. $ 1 million in two equal installments. On the Closing Date, each Lender provided $500,000, for an aggregate amount of $1 million, to HydroGen, L.L.C. Also, on the Closing Date, each Lender deposited $500,000, for an aggregate amount of $1 million, in a segregated account to be released to HydroGen, L.L.C. upon the satisfaction of the following two conditions: (1) each of the Lenders has been notified that HydroGen, L.L.C.’s demonstration facility at ASHTA Chemicals, Inc. has been  successfully started up to 10 amps and 5 psig, has completed acid addition, and has achieved stable fuel cell segment voltages sufficient to initiate increased power level operation, and (2) Federated Kaufmann has received either (a) a letter from a financial advisor to HydroGen, L.L.C. indicating that one or more persons has indicated a willingness to close an equity or debt transaction with HydroGen, L.L.C or the Company on or prior to December 15, 2008, which will allow the loan to be repaid in full on or prior to the Maturity Date (as defined below), or (b) a letter from Samsung indicating Samsung’s willingness to close an equity transaction with HydroGen, L.L.C. or the Company on or prior to December 15, 2008 and stating the cash purchase price it is willing to pay in connection with such transaction in an amount equal to or greater than a minimum cash purchase price mutually agreed upon by Samsung and Federated Kaufmann as an acceptable minimum price. Any such letter from Samsung shall not be a binding commitment on the part of Samsung to pursue a transaction with the Company or HydroGen, L.L.C. or to pursue a transaction at any specific transaction price. If HydroGen, L.L.C. is unable to meet the two conditions to release the second installment of the loan on or before September 30, 2008, the amount of the loan proceeds in the segregated account shall be returned to Samsung and Federated Kaufmann.

The obligation of HydroGen, L.L.C. to repay the loan is evidenced by separate notes issued to each of the Lenders (see Exhibit 10.5 hereto). The principal amount of the loan and any accrued and unpaid interest shall become due and payable on December 15, 2008; provided that if on or before December 15, 2008, HydroGen, L.L.C. has executed a definitive agreement with a third-party to consummate a transaction with either HydroGen, L.L.C. or the Company for an amount that will result in full repayment of the loan, and such transaction requires shareholder approval as a closing condition, then said maturity date shall be extended until the earlier of (i) February 1, 2009 and (ii) ten (10) days from the date on which the transaction was put to a vote of shareholders of the Company (the “Maturity Date”).

Interest on the unpaid principal balance of the loan shall accrue at a rate equal to twelve percent (12%) per annum and shall be payable in arrears on October 15, 2008 and on the Maturity Date, or together with any prepayment of the loan. Following and during the continuation of an Event of Default (as defined in the Loan and Security Agreement) and as elected by the Lenders as evidenced by written notice to HydroGen, L.L.C., interest on the unpaid principal balance of the loan (from the date of such notice until such Event of Default has been cured or waived by the Lenders) shall accrue at a rate equal to eighteen percent (18%) per annum.

As collateral security for the payment and performance of HydroGen, L.L.C.’s obligations under the Loan and Security Agreement, HydroGen, L.L.C. and the Company grant and convey to the Agent for the benefit of the Lenders a first priority continuing security interest in and lien upon all now owned and hereafter acquired property and assets of HydroGen, L.L.C. (with the exception of certain equipment) and the Company.

The Loan and Security Agreement contains customary representations and warranties as well as affirmative and negative covenants. The Loan and Security Agreement contains customary events of default, including, among others, non-payment of principal, interest or other amounts when due.

On the day following the occurrence and existence of an Event of Default that is either not cured by HydroGen, L.L.C. or the Company nor waived by the Lenders within the applicable cure period, each of Samsung and Federated shall be granted a warrant immediately exercisable to purchase 1,000,000 shares of the common stock of the Company at an exercise price of $0.01 per share (each a “Default Warrant”). The portion of the Default Warrants not exercised prior to August 22, 2013 shall be and become void and of no value and the Default Warrants shall be terminated and no longer outstanding on such date.

Guaranty

Pursuant to the Guaranty, the Company unconditionally, absolutely and irrevocably guarantees to Agent, for the benefit of the Lenders, the prompt and complete payment and performance when due of the obligations of HydroGen, L.L.C. under the Loan and Security Agreement. The Company further agrees to pay any and all reasonable expenses (including, without limitation, all reasonable fees and disbursements of counsel) that may be paid or incurred by Agent in enforcing any rights with respect to, or collecting, any or all of the obligations and/or enforcing any rights with respect to, or collecting against, the Company as guarantor.

As collateral security for the prompt satisfaction and performance of the obligations of the Company, as guarantor, the Company pledges, collaterally assigns and hypothecates to Agent (for the benefit of the Lenders) a first priority continuing security interest in and lien upon all of the membership interests in HydroGen, L.L.C. and other good and valuable collateral set forth in the Pledge Agreement.

Pledge Agreement

Pursuant to the Pledge Agreement, to secure the obligations of the Company under the Guaranty, the Company pledges, collaterally assigns and conveys, and grants a security interest in and lien on, in favor of the Agent for the benefit of the Lenders, all of the Company’s right, title and interest in one hundred percent (100%) of the Company’s membership interest in HydroGen, L.L.C.

Closing Warrant

On the Closing Date, each of the Lenders was issued a Closing Warrant pursuant to an exemption under the Securities Act of 1933, as amended, in lieu of registration with the Securities and Exchange Commission. Pursuant to the Closing Warrant, 200,000 shares of each of the Closing Warrants became immediately exercisable and the other 200,000 shares underlying each Closing Warrant shall become exercisable only upon the release of the second installment of the loan (each, a “Vesting Date”). The respective exercise price of the shares shall be a per share exercise price equal to the volume weighted average price per share for the period starting on the 25th trading day prior to the respective Vesting Date and ending on the 10th trading day prior to such Vesting Date. The portion of the Closing Warrants not exercised prior to August 22, 2013 shall be and become void and of no value and the Closing Warrants shall be terminated and no longer outstanding on such date.

If a Lender exercises any portion of the Closing Warrant, and thereafter the Company proposes to file a registration statement under the Securities Act of 1933, as amended, with respect to an offering for its own account of any class of its equity securities (other than a registration statement on Form S-8 (or any successor form) or any other registration statement relating solely to employee benefit plans or filed in connection with an exchange offer, then the Company shall include in such registration statement that number of shares underlying the Closing Warrant requested by each Lender.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The material terms and conditions of the Loan and Security Agreement, Guaranty, Pledge Agreement, and Closing Warrant are set forth in Item 1.01 of this Current Report on Form 8-K and are incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The material terms and conditions of the Closing Warrant are set forth in Item 1.01 of this Current Report on Form 8-K and are incorporated by reference into this Item 3.02.

Item 8.01. Other Events.

On August 28, 2008, the Company issued a press release announcing that it had entered into the Loan and Security Agreement and provided an operational update. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report and is incorporated by reference herein.

The information in this Item 8.01, including that incorporated herein by reference, is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1
Loan and Security Agreement, dated as of August 22, 2008, by and among HydroGen, L.L.C., HydroGen Corporation, Federated Kaufmann Fund, a portfolio of Federated Equity Funds, as Agent, Samsung C&T Corporation, and Federated Kaufmann Fund.

10.2	General Continuing Guaranty, dated as of August 22, 2008, by and between Federated Kaufmann Fund, a portfolio of Federated Equity Funds, as Agent, and HydroGen Corporation.
10.3	Membership Interest Pledge Agreement, dated as of August 22, 2008, by and between Federated Kaufmann Fund, a portfolio of Federated Equity Funds, as Agent, and HydroGen Corporation.
10.4	Form of Warrant issued to Samsung C&T Corporation and Federated Kaufmann Fund.
10.5	Form of Secured Term Loan Note issued to Samsung C&T Corporation and Federated Kaufmann Fund.
99.1	Press release of HydroGen Corporation dated August 28, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: August 28, 2008	HYDROGEN CORPORATION

	By:	/s/ Joshua Tosteson
	Name:	Joshua Tosteson
	Title:	President

EXHIBIT INDEX

Exhibit No.	Description
10.1
Loan and Security Agreement, dated as of August 22, 2008, by and among HydroGen, L.L.C., HydroGen Corporation, Federated Kaufmann Fund, a portfolio of Federated Equity Funds, as Agent, Samsung C&T Corporation, and Federated Kaufmann Fund.

10.2	General Continuing Guaranty, dated as of August 22, 2008, by and between Federated Kaufmann Fund, a portfolio of Federated Equity Funds, as Agent, and HydroGen Corporation.
10.3	Membership Interest Pledge Agreement, dated as of August 22, 2008, by and between Federated Kaufmann Fund, a portfolio of Federated Equity Funds, as Agent, and HydroGen Corporation.
10.4	Form of Warrant issued to Samsung C&T Corporation and Federated Kaufmann Fund.
10.5	Form of Secured Term Loan Note issued to Samsung C&T Corporation and Federated Kaufmann Fund.
99.1	Press release of HydroGen Corporation dated August 28, 2008.